CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 8 to the Registration Statement on Form N-4 (No. 333-272291) (the “Registration Statement”) of our report dated February 25, 2025 relating to the statutory basis financial statements and financial statement schedules of The Guardian Insurance & Annuity Company, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

October 3, 2025